Exhibit 10.39

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

AMENDMENT NO. 3 TO THE NONEXCLUSIVE
VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 3 (“Amendment No. 3") to the Nonexclusive Value Added Distributor Agreement, as amended ("Agreement''), by and between Cisco Systems, Inc. ("Cisco"), a California corporation having Its principal place of business at 170 West Tasman Drive, San Jose, CA, 95134, and ScanSource, Inc. ("Distributor"), a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina, 29615, is effective as of the date last signed below ("Amendment Effective Date”). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Cisco and Distributor have previously entered into the Agreement dated January 22, 2007, and

WHEREAS, Cisco and Distributor wish to renew and update certain terms and conditions in the Agreement regarding payment; and,

NOW WHEREFORE, the parties agree to further amend the Agreement as follows:

1.The Term of the Agreement is hereby extended to January 20, 2012 unless sooner terminated as provided for in the Agreement. If the Agreement expired prior to the Amendment Effective Date, any orders received and Products and Services purchased between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this Amendment. The parties further agree that if Distributor places Purchase Orders after the expiration of the Agreement, and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of the Agreement; provided, however that acceptance by Cisco of any Purchase Order placed after the Agreement has expired will not be considered as an extension of the term of the Agreement nor a renewal thereof. Notwithstanding Cisco’s right to extend the term of the Agreement, each party acknowledges that the Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the renewal of the Agreement beyond those expressly agreed in writing.

2.    Section 6.0 ("Payment") of the Agreement is modified by adding the following new Section 6.7:
6.7 [*****]

3.Section 12 ("Inventory Balance") is deleted in its entirety and hereby replaced with the following:

12.0 INVENTORY BALANCE

12.1    Distributor shall have the option to return to Cisco, for credit, up [*****] of the dollar value of Products from the Wholesale Price List (or, if no Wholesale Price Lists exists for Distributor's Territory, then the applicable price list)
shipped to Distributor, net of credits, less returns to Cisco, in the preceding [*****] period (the "Balancing Cap") of the preceding Cisco fiscal quarter. The above-referenced cap shall be determined based on all Product purchases made under this Agreement. The responsibility to manage the Balancing Cap shall rest solely upon Distributor. Distributor shall be entitled to return Product once per quarter, provided such returns do not exceed the Balancing Cap. "Dead on Arrival"
and Obsolete Products returned pursuant to Section 13 of this Agreement shall be excluded from calculation of the
Balancing Cap. Cisco shall credit Distributor's account in the amount of the price paid by Distributor therefore, less any price protection credits issued to Distributor related to the Product returned (the "Return Credit").

12.2    For all returns made pursuant to this Section 12, the following requirements must be met by Distributor:

12.2.1    [*****]

12.2.2    [*****]

Exhibit 10.39

12.2.3    Distributor shall bear all shipping and handling charges to the Cisco designated site set forth ln Cisco’s published Return Materials Authorization ("RMA”) Policy for Product returned for credit;

12.2.4    Distributor shall obtain an RMA number prior to returning any Product to Cisco. Distributor shall follow Cisco’s then-current RMA process; and

12.2.5    Distributor reports must be provided to Cisco In accordance with the terms of this Agreement.

4.0    Section 21.0 ("Compliance with Laws") is hereby deleted in its entirety and replaced with the following:

21.0    COMPLIANCE WITH LAWS, INCLUDING ANTI-CORRUPTIONLAWS

21.1    In connection with the sale or distribution of Cisco Products or Services, or otherwise in carrying out its obligations under this Agreement, Distributor represents and warrants the following:

(a)    Distributor will comply with all country, federal, state and local laws, ordinances, codes, regulations, rules, policies and procedures, Including, without limitation, all anti-corruption laws, Including, the U.S. Foreign Corrupt Practices Act (Applicable Laws). Distributor can find more information about the Foreign Corrupt Practices Act at the following URL: http://www.usdoj.gov/criminal/fraud/docs/dojdocb.html, or by contacting publicsectorcompllance@cisco.com.

(b)    Distributor shall not take any action or permit or authorize any action in violation of the Applicable Laws;

(c)    Distributor will not use money or other consideration paid by Cisco (and Distributor will not use its own money on Cisco's behalf) for any unlawful purposes, including any purposes violating Applicable Laws, such as direct or indirect payments, for the purpose of assisting Cisco in obtaining or retaining business, to any of the following:

(i)
Government officials (including any person holding an executive, legislative, judicial or administrative office, whether elected or appointed, or of any public international organization, such as the United Nations or World Bank, or any person acting in any official capacity for or on behalf of such government, public enterprise or state-owned business);

(ii)	Political parties or party officials;

(iii)	Candidates for political office; or

(iii)	Any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly to any of the above identified persons or organizations.

(d)    Distributor remains responsible for undertaking appropriate and reasonable measures to ensure that its own relevant subcontractors, consultants, agents or representatives who interact with government affiliated organizations comply with applicable anti-corruption laws;

(e)    Distributor's key personnel who directly support Cisco's account have or will have completed training (provided by Distributor, Cisco Cisco's on-line anti-corruption training is available in numerous languages and is free of charge for up to five of Distributor’s personnel at http://corpedia.com/clients/cisco/pre_reg.asp?lid-300446001., or another third party) on compliance with applicable anti-corruption laws within the past 12 months (from the date when this Agreement becomes effective);

(f)    Distributor's record-keeping obligations, set forth In the "Audit" provision herein, shall apply equally to Distributor's representations and warranties In this section, Cisco's audit rights, as set forth herein, and Distributor's compliance with the Applicable Laws;

(g)    In no event shall Cisco be obligated under this Agreement to take any action or omit to take any action that Cisco believes, in good faith, would cause it to be In violation of any laws of the Territory(ies) identified in this Agreement or the Applicable Laws;

(h)    Distributor Is unaware of any of Its directors, officers or employees serving as government officials or employees (at any level of government);

(i)    The directors, officers and employees of Distributor's business are not employees of Cisco (Including any of Its affiliated companies);

Exhibit 10.39

(j)    Neither Distributor nor, to Distributor's knowledge, any of its directors or officers have been formally charged with, convicted of, or plead guilty to, any offense involving fraud or corruption;

(k)    Distributor, its directors and officers have not been listed by any government or public agency (such as the United Nations or World Bank) as debarred, suspended, or proposed for suspension or debarment or otherwise ineligible for government procurement programs;

(l)    Distributor has not offered to pay, nor has Distributor paid, nor will Distributor pay, any political contributions to any person or entity on behalf of Cisco;

(m)    If Distributor is a non-governmental entity, it will notify Cisco In writing lf any of its owners, partners, principals, officers, or employees are or become, during the term of this Agreement, officials, officers or representatives of any government, political party or candidate for political office outside the United States and are responsible for a decision regarding obtaining or retaining business for Cisco Products or Services by such government. Distributor will also promptly inform Cisco if any other portion of the statements set forth in subsections (g) through (k) above changes.

(n)    Notwithstanding any other provision in this Agreement, Cisco may terminate this Agreement immediately upon written notice if Distributor breaches any of the representations and warranties set forth in this section.

(o)    Distributor can report to Cisco any concerns it may have regarding any business practices by emailing ethics@cisco.com, or by calling Cisco's Helpline toll free number In North America 1- 877-571-1700 or worldwide number (reverse calling charges to Cisco) 001-770-776-5611. Contact ethics@cisco.com for other Cisco) 001-770-776-5611. Contact ethics@cisco.com for other available regional hotline numbers;

(p)    Distributor has read Cisco's "Compliance with Global Anticorruption Laws by Cisco' Partners", published at http://www.cisco.com/legal/anti corruption.html.

5.0    All capitalized terms not defined in this Amendment No. 3 shall have the meaning assigned to them in the Agreement. In the event of conflict between the terms of this Amendment No. 3 and the Agreement, the terms of this Amendment No. 3 shall prevail. All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the Effective Date.

Cisco Systems, Inc.                ScanSource, Inc.

BY: /s/ S.K. Vereschagin            BY: /s/ Jeffry E. Yelton
(Authorized Signature)             (Authorized Signature)

NAME: S.K. Vereschagin            NAME: Jeff Yelton

TITLE: Director, Finance            TITLE: President POS/Barocoding

DATE: 8/4/10                DATE:     7-29-10